Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, Robert C. Salipante, Principal Executive Officer of Keyport Life Insurance Company (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q/A of the Company for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert C. Salipante

Robert C. Salipante

May 20, 2003

I, Davey S. Scoon, Principal Financial Officer of Keyport Life Insurance Company (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q/A of the Company for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Davey S. Scoon

Davey S. Scoon

May 20, 2003